SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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OXIS INTERNATIONAL, INC.
323 Vintage Park Drive, Suite B
Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on August 1, 2006

To the Stockholders of OXIS International, Inc.:

Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of OXIS International, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, August 1, 2006 at 9:30 a.m. Pacific Daylight Time, at the Company’s executive offices, 323 Vintage Park Drive, Suite B, Foster City, California 94404, for the following purposes:

1. To elect a Board of five (5) directors of the Company, to serve until the 2007 annual meeting of stockholders or until their successors are duly elected and qualified;

2. Approval of an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 95,000,000 to 150,000,000;

3. Approval of an amendment of the Company’s 2003 Stock Incentive Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan from 3,600,000 shares to 5,600,000 shares;

4. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement attached to this notice describes these matters in more detail as well as additional information about the Company and its officers and directors. The Board of Directors has fixed the close of business on June 2, 2006 as the record date and only holders of record of the Company’s common stock as of the close of business on June 2, 2006 are entitled to receive this notice and to vote at this Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors /s/ Steven T. Guillen
Steven T. Guillen President and Chief Executive Officer

Foster City, California
Date: June 15, 2006

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

OXIS INTERNATIONAL, INC.
323 Vintage Park Drive, Suite B
Foster City, CA 94404

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of OXIS International, Inc. for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, August 1, 2006 at 9:30 a.m. Pacific Daylight Time, at the Company’s executive offices, 323 Vintage Park Drive, Suite B, Foster City, California 94404 or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about June 15, 2006.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on June 2, 2006, the record date. At the close of business on the record date, 42,588,397 shares of common stock, and 96,230 shares of Series C Preferred Stock were outstanding. Shares of common stock and Series C Preferred Stock are entitled to vote at the Annual Meeting. Each share of common stock outstanding as of the record date is entitled to one vote. Each share of Series C Preferred Stock outstanding as of the record date is entitled to the number of votes equal to the number of shares of common stock into which the Series C Preferred share is convertible, times 1.30, divided by the average closing bid price of the Company's common stock during the fifteen (15) consecutive trading days immediately prior to the date such share of Series C Preferred Stock was purchased. As of the record date, each share of Series C Preferred Stock is entitled to .2222 votes, resulting in a total of 21,546 votes for all of the Series C Preferred Stock outstanding.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Business may be transacted at the Annual Meeting if a quorum is present. A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal. Proposal 1 is considered a routine proposal. Proposals 2 and 3 are not routine proposals and may require the consent of the beneficial holder, as determined by the nominee.

Directors will be elected by a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal 2 will be approved by the affirmative vote of the majority of all the outstanding shares of common stock and Series C Preferred Stock. Proposal 3 will be approved by the affirmative vote of the majority of the shares of common stock and Series C Preferred Stock present at the Annual Meeting (in person or by proxy) that are voted for or against the proposal. With respect to Proposal 1, which requires a plurality vote, and Proposal 3, which requires the affirmative vote of a majority of our common stock represented at the meeting and entitled to vote, broker “non-votes” have no effect and abstentions have the same effect as negative votes, and with respect to Proposal 2, which requires the affirmative vote of a majority of our outstanding common stock and Series C Preferred Stock entitled to vote, abstentions and broker “non-votes” have the same effect as negative votes. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes on each proposal.

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Annual Meeting in accordance with the instructions of the stockholders. If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this Proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment thereof. The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Annual Meeting. If you sign and date the Proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the Proxy card will vote your shares as you instruct. If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked (i) by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy). Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares. Any written notice of revocation or subsequent Proxy should be delivered to OXIS International, Inc., 323 Vintage Park Drive, Suite B, Foster City, California 94404, Attention: Secretary, or hand-delivered to the Secretary of OXIS International, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $50,000. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors

  The Company’s business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for re-election five of the six directors currently serving on the Board. Timothy C. Rodell, M.D., a current director, has declined to stand for re-election at the Annual Meeting. See “Nominees for Director” below for profiles of the nominees. After the election of the directors at the Annual Meeting, the Company’s Board will have five directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. The Company has no reason to believe that any nominee will be unavailable.

Nominees to the Board

The director nominees, and their ages as of the date of the Annual Meeting, their positions at the Company, and the period during which they have served as a director of the Company are set forth in the following table and paragraphs:

Name	Age	Principal Occupation	Served as Director Since
Marvin S. Hausman, M.D. (2)	65	Chairman of the Board	2004
Steven T. Guillen	55	President and Chief Executive Officer	2005
S. Colin Neill (1) (3)	60	Secretary, Director	2004
John E. Repine, M.D. (1)	61	Director	2005
Gary M. Post (1)	58	Director	2006
__________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating Committee

Marvin S. Hausman, M.D.

Chairman of the Board. Dr. Hausman was appointed to the Board of Directors on August 20, 2004. Previously, Dr. Hausman served on the Board of Directors from March 2002 to November 2003. On December 10, 2004, the Board of Directors appointed Marvin S. Hausman, M.D. to serve as Chairman of the Board, Acting Chief Executive Officer and Acting Chief Financial Officer of OXIS. On February 28, 2005, Dr. Hausman ceased to be the Company’s Chief Executive Officer. Dr. Hausman has served as a director and as Chairman of the Board of Axonyx since 1997, and had served as President and Chief Executive Officer of Axonyx from 1997 until September 2003 and March 2005, respectively. Dr. Hausman served as our Acting Chief Financial Officer until January 6, 2006 when Michael D. Centron was appointed as our Chief Financial Officer. Dr. Hausman currently owns approximately 2.8% of the outstanding common stock of OXIS, and Axonyx currently owns approximately 33% of the outstanding common stock of OXIS. Dr. Hausman was a co-founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products. He has thirty years’ experience in drug development and clinical care. Dr. Hausman received his medical degree from New York University School of Medicine in 1967 and has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/Pharmaceutical Research to various pharmaceutical companies, including Bristol-Meyers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb. Since October 1995, Dr. Hausman has been the President of Northwest Medical Research Partners, Inc., a medical technology and transfer company. He was a member of the Board of Directors of Medco Research, Inc. from inception (1978) through 1992 and from May 1996 to July 1998. Dr. Hausman was a member of the Board of Directors of Regent Assisted Living, Inc., a company specializing in building assisted living centers including care of senile dementia residents, from March 1996 to April 2001.

Steven T. Guillen

President, Chief Executive Officer and Director. On February 28, 2005, Steven T. Guillen was appointed the Company’s President, Chief Executive Officer and a member of the Company’s Board of Directors. Prior to joining the Company, from 2001 to 2004, Mr. Guillen served as Vice President, Sales and Marketing for Amarin Pharmaceuticals, Inc., a neuroscience company focused on the development and commercialization of drugs for the treatment of neurological disorders affecting the central nervous system. From 1996 to 2001, Mr. Guillen served as the Vice President, Sales and Marketing for Athena Diagnostics, a company involved with the development and commercialization of diagnostic testing for neurological diseases. From 1991 until joining Amarin Pharmaceuticals, Inc., Mr. Guillen held several senior level sales and marketing positions with Elan Pharmaceuticals, an affiliate of Elan Corporation, PLC, including from 1996 to 2001 as Vice President of Sales and Marketing for Athena Diagnostics (Division of Elan), a reference laboratory dedicated to the development and commercialization of diagnostic testing for neurological disorders. Prior to joining Elan Pharmaceuticals, Mr. Guillen spent 17 years at Merck & Co., Inc., where he held a number of positions of increasing responsibility, including responsibility for the training and development of a 350 member sales management team. Mr. Guillen holds a B.S. in Zoology, with a minor in Chemistry, from the University of California, Davis, and MBA from the University of California, Riverside.

S. Colin Neill

Secretary and Director. Mr. Neill was appointed to the Board of Directors in April 2004. Mr. Neill joined Axonyx in September 2003 as Chief Financial Officer and Treasurer and was named Secretary in January 2004. From April 2001 to September 2003, Mr. Neill had been an independent consultant assisting small development stage companies raise capital. Previously, Mr. Neill served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of ClinTrials Research Inc., a publicly traded global contract research organization in the drug development business, from 1998 until its sale in April 2001. Prior to that, Mr. Neill served as Vice President and Chief Financial Officer of Continental Health Affiliates Inc. and its majority owned subsidiary Infu-Tech Inc. Mr. Neill’s experience has included that of Acting Vice President Finance and Chief Financial Officer of Pharmos Corporation, a biopharmaceutical company in the business of developing novel drug technologies. Earlier experience was gained as Vice President Finance and Chief Financial Officer of BTR Inc., a U.S. subsidiary of BTR plc, a British diversified manufacturing company, and Vice President Financial Services of The BOC Group Inc., a British owned industrial gas company with substantial operations in the health care field. Mr. Neill served for four years with American Express Travel Related Services, first as chief internal auditor for worldwide operations and then as head of business planning and financial analysis. Mr. Neill began his career in public accounting with Arthur Andersen LLP in Ireland and later with Price Waterhouse LLP as a senior manager in New York City. He also served with Price Waterhouse for two years in Paris, France.

Gary M. Post

Director. Mr. Post has served as a director of OXIS since March 15, 2006. Since 1999 Mr. Post has been the Managing Director and Investment Principal of Ambient Advisors, LLC. Ambient Advisors primarily invests its own and its partners’ capital in private and public companies with a particular interest in the health care and life sciences sector and certain other special situations. Ambient Advisors also actively advises these companies, sometimes taking interim management roles. In his capacity as Managing Director at Ambient Advisors, Mr. Post has acted as an interim Chief Executive Officer in two private early to mid stage companies that Ambient had invested in, Opticon Medical, Inc., a medical device company and OccMeds Billing Services, Inc., a worker’s compensation pharmacy payment processing company. Most recently, on May 23, 2006, Mr. Post was appointed President and CEO of VoIP, Inc., a leading provider of Voice over Internet Protocol (VoIP) communications solutions for service providers, resellers and consumers. Mr. Post holds a MBA from the U.C.L.A. Graduate School of Management and an A.B. in Economics from Stanford University.

John E. Repine, M.D.

Director. Dr. Repine has served as a director of OXIS since October 2005. Since 1996, Dr. Repine has been the James J. Waring Professor of Medicine and Pediatrics at the University of Colorado Health Sciences Center. Since 1993, Dr. Repine has been the Chief Executive Officer and President of the Webb-Waring Institute for Cancer, Aging and Antioxidant Research. Dr. Repine graduated from the School of Medicine and completed training in internal medicine and pulmonary medicine at the University of Minnesota.  Dr. Repine has received many national awards for his research including an Established Investigator Award from the American Heart Association, the Alton Ochsner Award Relating Smoking and Health and the Senior Scholar in Aging Award from the Ellison Medical Foundation. Dr. Repine was the Principal Investigator for 10 years for one of six National Specialized Centers of Research (SCOR) of the National Institutes of Health for the Study of Acute Lung Injury.  Dr. Repine is a recognized expert in the study of vascular disorders, inflammation, oxidants and antioxidants.  Dr. Repine has served in various capacities with a number of biotechnology companies.

There are no family relationships among any of the directors or officers of the Company.

Vote Required

The holders of Common Stock of the Company are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date and the holders of Series C Preferred Stock of the Company are entitled to .2222 vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

Committees and Meetings

The Board of Directors held six meetings in 2005. During 2005 no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period they served on the Board, and (2) the total number of meetings held by all committees of the Board on which they served which were held during the periods they served on such committees. We encourage members of the Board of Directors to attend our annual meetings of stockholders.

Nominating Committee

The Nominating Committee searches out and recommends to the Board of Directors potential Board members. Members of this Committee during 2005 were S. Colin Neill and Timothy C. Rodell, M.D. (chairman). During 2005, the Nominating Committee acted by unanimous written consent one time.  Dr. Rodell is “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Neill is not “independent” by that standard. Since Dr. Rodell is not standing for re-election at this Annual Meeting, our Nominating Committee will consist of only Mr. Neill after the date of the Annual Meeting. The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee, an electronic copy of which is available on the Company’s website at www.oxis.com.

The Nominating Committee will consider director candidates recommended by stockholders of the Company. The procedure that a stockholder should follow to submit its director candidate for consideration is set forth below under the heading “Stockholder Nomination of Director Candidates.” There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company currently does not pay any third party to identify or assist in identifying or evaluating potential nominees.

In reviewing potential candidates for the Board of Directors, the Nominating Committee considers the individual’s experience in the Company’s industry and related industries, the general business or other experience of the candidate, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to contribute and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board of Directors intends to continue to evaluate candidates for election to the Board of Directors on the basis of the foregoing criteria.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by the Board of Directors. The Compensation Committee currently consists of Dr. Hausman (chairman) and Dr. Rodell. Dr. Hausman will continue to serve on the Compensation Committee following the Annual Meeting. Since Dr. Rodell is not standing for re-election at this Annual Meeting, the Compensation Committee will consist of only Dr. Hausman after the date of the Annual Meeting. The Compensation Committee met one time in 2005 to approve a compensation package for Dr. Hausman as Chairman of the Board. Because of the small size of the Board of Directors, with only four members during most of 2005 and five members after the appointment of Dr. Repine in October 2005, executive compensation issues were discussed and approved during meetings of the Company’s entire Board of Directors that included the presence of all Compensation Committee members. All executive compensation was approved by a majority of outside directors.

Compensation Committee Interlocks and Insider Participation

During 2005 the compensation committee consisted of Dr. Hausman and Dr. Rodell. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of directors who, in accordance with the audit committee charter, recommends the firm to be employed as the Company’s independent public accountants, and oversees the Company’s audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records. Currently, three directors comprise the Audit Committee: Mr. Neill, Mr. Post and Dr. Repine. Mr. Neill serves as Chairman of the Audit Committee. Mr. Post was appointed to the Audit Committee effective March 15, 2006. The Audit Committee met four times in 2005.

The Board of Directors adopted and approved a charter for the Audit Committee in June 2000, and the charter was amended on April 16, 2003. With the exception of Mr. Neill, each of the members of the Audit Committee is an “independent director” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc. The members of the Audit Committee also meet the independence requirements of Rule 10A-3(B)(i) of the Securities Exchange Act of 1934, and each of the criteria set forth in Rule 4350(d)(2)(A) of the NASD Marketplace Rules, except for Mr. Neill. The Board of Directors has determined that Mr. Neill qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Attached hereto as Appendix A is a copy of the Audit Committee Charter, as revised on April 16, 2003.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our Audit Committee is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee oversees the quality and integrity of the Company’s accounting and financial reporting practices and the audit of the Company’s consolidated financial statements by its independent registered public accounting firm.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2005, with the Company’s management and its independent registered public accounting firm, Williams & Webster, P.S., prior to public release. The Audit Committee has discussed with Williams & Webster, P.S., the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received the written disclosures and the letter from Williams & Webster, P.S., required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with Williams & Webster, P.S., their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors and the Board of Directors has approved that the audited consolidated financial statements for the year ended December 31, 2005, be included in the Company’s Annual Report on Form 10-KSB.

Submitted by the Audit Committee of the
Board of Directors

S. Colin Neill, Chairman
Gary M. Post
John E. Repine, M.D.

Director Compensation

We pay an annual fee of $4,000 to each non-employee director and an additional $1,000 to non-employee directors for serving as committee chair. During 2005, while we did not make payments under this policy, such expenses were accrued. We do not pay meeting fees but directors are reimbursed for their expenses incurred in attending meetings. Employee directors receive no other compensation as directors.

Under our 2003 Stock Incentive Plan, non-employee directors are automatically awarded options to purchase 30,000 shares of Common Stock upon becoming a director and automatically awarded an option to purchase 5,000 shares of Common Stock annually thereafter.

The following table represents stock options that were granted during 2005 to non-employee directors.

Name	Automatic Options Issued for Service on Board	Discretionary Options	Total Options Granted
Marvin S. Hausman, M.D.(5)	5,000 (1)	608,000 (3)	613,000
S. Colin Neill(5)	5,000 (1)	100,000 (4)	105,000
Timothy C. Rodell, M.D.	5,000 (1)	100,000 (4)	105,000
John E. Repine, M.D.	30,000 (2)	30,000 (4)	60,000

(1)	Dr. Hausman, Mr. Neill and Dr. Rodell were granted 5,000 options on June 22, 2005 as director compensation for 2005. The exercise price is based on the closing price of $0.34 on June 22, 2005.
(2)	Dr. Repine was granted 30,000 options on October 5, 2005 upon becoming a director. The exercise price is based on the closing price of $0.37 on October 5, 2005.
(3)
Dr. Hausman was granted 500,000 options on December 28, 2005 for his services as Chairman of the Board, and Acting Chief Executive Officer and Acting Chief Financial Officer during 2005. These options were issued outside of the OXIS 2003 Stock Incentive Plan. Dr. Hausman was also granted 108,000 options pursuant to a Consulting Agreement with NW Medical Research Partners, Inc. Dr. Hausman is the sole member and manager of NW Medical Research Partners. The exercise price for the option to purchase 500,000 shares of common stock is based on the closing price of $0.29 on December 28, 2005 and for the option to purchase 108,000 shares of common stock is based on the closing price of $0.37 on October 5, 2005.

(4)
Mr. Neill and Dr. Rodell were granted 100,000 options and Dr. Repine was granted 30,000 options on December 28, 2005 for their services on the Board of Directors in 2005. The exercise price is based on the closing price of $0.29 on December 28, 2005.

(5)
The Board considered Section 203 of the Delaware General Corporation law in making grants to Dr. Hausman and Mr. Neill and determined that such grants were in the best interests of the Company and its stockholders.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

The Company has adopted a Code of Conduct and Ethics, which is posted on and can be accessed at the Company’s website at www.oxis.com. All financial and senior managers and directors of the Company including the Chief Executive Officer and the Chief Financial Officer, are required to adhere to the code of conduct and ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code of conduct and ethics.

We have also established a procedure through which employees may report concerns about the Company’s business practices. In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting or auditing matters, and to allow for the confidential anonymous submission by our employees of concerns regarding accounting or auditing matters.

Independence of Directors

  The Board of Directors has determined that three of its members are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers. Our independent directors include: Dr. Hausman, Dr. Repine and Mr. Post. Although Dr. Hausman is currently an independent director, under the terms of his consulting agreement with OXIS, Dr. Hausman will cease to be so when we have paid him in full under the terms of his agreement. In addition, these members of the Board of Directors meet the "outside director" requirements of the regulations under Section 162(m) of the Internal Revenue Code, and the "non-employee director" requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Director Qualifications and Nominations

The Nominating Committee recommends for the Board of Directors’ selection all director nominees. The members of the Nominating Committee identify, consider and recommend candidates for membership on the Board and will consider suggestions from stockholders for nominees for election as directors at the 2007 Annual Meeting, provided that the recommendations are received on a timely basis and meet the criteria set forth below. The Nominating Committee and the Board of Directors do not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. While the Nominating Committee and the Board of Directors have not determined minimum criteria for director nominees, they seek to achieve a balance of knowledge, experience and capability on our Board. To this end, the Nominating Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Nominating Committee considers the level of the candidate’s commitment to active participation as a director, both at Board and committee meetings and otherwise.

Stockholder Nomination of Director Candidates

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Restated Bylaws. In addition, the notice must include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Our Restated Bylaws specify additional nomination requirements. In order to include a proposal for such nomination of a director in our proxy statement for next year’s annual meeting, the written proposal will be subject to the deadlines and procedures described under “Stockholder Proposals” and in the bullet points below. The independent directors of the Board have established the following procedure for stockholders to submit director nominee recommendations:

•
If you would like to recommend a director candidate for the next annual meeting, you must submit the recommendations by mail to our Secretary at our principal executive offices, no later than the 120th calendar day before the anniversary date of the previous year’s annual meeting.

•
Recommendations for candidates must be accompanied by personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and such other information as determined by our Secretary and as necessary to satisfy rules and regulations of the Securities and Exchange Commission and our bylaws, together with a letter signed by the proposed candidate consenting to serve on the Board if nominated and elected.

The Nominating Committee considers nominees based on the Company’s need to fill vacancies or to expand the Board, and also considers the Company’s need to fill particular roles on the Board or committees thereof (e.g. independent director, audit committee financial expert, etc.) and evaluate candidates in accordance with its policies regarding director qualifications, qualities and skills. The Nominating Committee and the full Board of Directors will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

Communications with the Board of Directors

Any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: The Board of Directors, OXIS International, Inc., 323 Vintage Park Drive, Suite B, Foster City, CA 94404.

PROPOSAL NO. 2: AUTHORIZATION OF AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 95,000,000 TO 150,000,000

The Board of Directors of OXIS has adopted a resolution to amend the first paragraph of Article FOURTH of the Second Restated Certificate of Incorporation of OXIS to increase the number of authorized shares of OXIS Common Stock from 95,000,000 to 150,000,000 shares. Upon adoption of this amendment, the first paragraph of Article FOURTH of the Second Restated Certificate of Incorporation of OXIS would read in its entirety as follows:

FOURTH: The Company is authorized to issue a total of one hundred fifty million (150,000,000) shares of Common Stock, each of which shares of Common Stock has a par value of one-tenth of one cent ($.001). Dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends, and each share of Common Stock will be entitled to one vote on all matters on which such stock is entitled to vote. All duly authorized One Dollar ($1.00) and Fifty Cent ($.50) par value shares outstanding shall be deemed shares having a par value of one-tenth of one cent ($.001).

The purpose of such amendment is to increase the number of authorized shares of OXIS Common Stock from 95,000,000 to 150,000,000 shares. As of June 2, 2006, OXIS had outstanding 42,588,397 shares of Common Stock. Each share of common stock is entitled to one vote at the Company’s annual meeting of stockholders. The holders of the Company’s common stock do not have any preemptive rights.

The Company’s capitalization as of June 2, 2006 consists of the following:

•	95,000,000 authorized shares of common stock, of which 42,588,397 are issued and outstanding;
•
15,000,000 authorized shares of preferred stock, of which 96,230 shares of Series C Preferred Stock are issued and outstanding, which are convertible into 27,800 shares of common stock at the option of the holders at any time;

•	2,930,000 shares of common stock reserved for issuance under the Company’s 2003 Stock Incentive Plan, under which options to purchase an aggregate of 2,261,730 shares are issued and outstanding;
•
2,388,872 shares of common stock reserved for issuance pursuant to the future exercise of outstanding options granted under the Company’s 1994 Stock Incentive Plan. This Plan expired on April 30, 2003 and no further issuances will occur.

•	1,503,438 shares of common stock reserved for issuance outside of its stock incentive plans; and
•	14,825,835 shares of common stock reserved for issuance upon exercise of outstanding warrants.

On a fully diluted basis, that is, assuming the conversion of all convertible securities (options, warrants, preferred stock) into shares of common stock, there would be 64,264,342 shares of common stock outstanding.

The OXIS Board believes that it is desirable for OXIS to have additional authorized but unissued shares of OXIS Common Stock to provide flexibility to act promptly with respect to acquisitions, public and private financings, stock dividends and for other appropriate purposes. Approval of the increase now will eliminate delays and the expense which otherwise would be incurred if stockholder approval were required to increase the authorized number of shares of OXIS Common Stock for possible future transactions involving the issuance of additional shares.

The additional shares of OXIS Common Stock may be issued by the Company's Board of Directors at such times, in such amounts and upon such terms as the OXIS Board may determine without further approval of the stockholders. Any such issuance could reduce the current stockholders' proportionate interests in OXIS or dilute the stock ownership of persons seeking to obtain control of OXIS, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Stockholders have no preemptive rights to subscribe to additional shares when issued, which means they do not have the right to purchase shares in any future issuance of Common Stock in order to maintain their proportionate equity interests in OXIS. Stockholders also are not entitled to dissenters’ rights with respect to the proposed amendment to the Second Restated Certificate of Incorporation. .

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of OXIS without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change of control of OXIS more difficult, and therefore less likely. The additional authorized shares could be used to discourage persons from attempting to gain control of OXIS, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover scenario.

In addition, the increased shares authorized by the proposed amendment could permit the Board of Directors to issue Common Stock to persons supportive of management’s position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the Board of Directors, although perceived to be desirable by some stockholders. Any such issuance could provide management with a means to block any vote that might be used to effect a business combination in accordance with the Second Restated Certificate of Incorporation.

Although the Board of Directors will authorize the further issuance of Common Stock only when it considers such issuance to be in the best interests of OXIS, stockholders should recognize that any such issuance of additional stock will have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and the equity and voting rights of holders of shares of Common Stock.

Vote Required

The approval of the amendment of OXIS' Second Restated Certificate of Incorporation to increase the number of authorized Common Stock requires the affirmative vote of (1) the holders of the majority of the outstanding shares of OXIS Common Stock and (2) the holders of a majority of the outstanding shares of all of the Series C Preferred Stock. Consequently, abstentions and broker “non-votes” will have the effect of a vote against the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO OXIS' SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES (ITEM 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3: AUTHORIZATION OF AN AMENDMENT OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM 3,600,000 SHARES TO 5,600,000 SHARES

The Board of Directors and the stockholders of the Company have previously approved the adoption of the Company’s 2003 Stock Incentive Plan (the “Plan”) and the reservation of 3,000,000 shares of the Company’s Common Stock for issuance thereunder. Due to the provision of the Plan pursuant to which the number of shares reserved for issuance under the Plan is automatically increased by 300,000 shares on each January 1, beginning on January 1, 2005, the number of shares reserved for issuance under the Plan has increased to 3,600,000 shares of common stock. On May 12, 2006, the Board of Directors authorized an amendment to the Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by a total of 2,000,000 shares, bringing the total number of shares issuable under the Plan to 5,600,000. At the Annual Meeting, the stockholders are requested to consider and approve the proposed amendment to the Plan to increase the number of shares issuable under the Plan to 5,600,000. The Board of Directors believes that adopting this amendment to the Plan will help ensure OXIS’ ability to attract and retain the best available individuals to serve as employees, officers, directors, consultants, independent contractors and advisors of OXIS.

The Company has reserved 2,930,000 shares of its common stock at January 1, 2006 for issuance under the Plan. The Plan, approved by stockholders at the 2003 Annual Meeting of Stockholders, permits the Company to grant stock options to acquire shares of the Company’s common stock, award stock bonuses of the Company’s common stock, and to grant stock appreciation rights. As of June 2, 2006, 668,270 shares of common stock were available for grant under the Plan and options to purchase 2,261,730 shares of common stock are outstanding under the Plan. Directors and officers of the Company hold options to purchase 2,742,332 shares of common stock, awarded under the Plan and outside of the Plan.

Summary of the Plan

The Plan permits granting stock options to acquire shares of OXIS’ Common Stock (“Options”), awarding stock bonuses of OXIS’ Common Stock, selling shares of OXIS’ Common Stock (collectively, the “Awards”). Both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“NQSOs”) may be granted under the Plan.

Awards under the Plan are made in the discretion of the Board of Directors or its designated committee(s) and therefore are not determinable, except for certain automatic awards to directors of OXIS who are not employees of either OXIS or a subsidiary of OXIS (the “Non-Employee Directors”). See “Options—Non-Employee Director Formula Option Grants,” below. Options granted to any optionee in a single fiscal year may not cover more than 500,000 shares. The Company has awarded options outside the Plan when that maximum level has been met.

A copy of the Plan, as amended pursuant to this proposal 3, is attached to this Proxy Statement as Appendix B.

Purpose

The purposes of the Plan are to attract, retain and provide equity incentive to selected persons to promote the financial success of OXIS. The Board of Directors believes that it is essential to the future of OXIS that OXIS be in a position to grant Awards under a stock incentive plan to selected employees, officers, directors, consultants, independent contractors and advisors in order for OXIS to remain competitive in attracting and retaining such individuals.

Administration

The Plan is administered by the Board’s Compensation Committee (the “Plan Committee”) and is comprised of at least two “Non-Employee Directors” within the meaning of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors may also appoint a secondary committee of the Board to administer the Plan with respect to awards to employees, consultants, independent contractors and advisors who are not considered officers or directors of OXIS under Section 16 of the Exchange Act. The interpretation and construction of any provision of the Plan or any related agreement by the Plan Committee is final and binding. With the exception discussed below in “Options—Non-Employee Director Formula Option Grants,” the Plan Committee (with Board approval as necessary) selects the persons to whom Awards will be granted, determines the type of Award, the number of shares to be covered by any Options awarded, the exercise price of any such Options, the period during which any such Options may be exercised and all other terms and conditions of Awards.
The Plan Committee has the power to modify, extend or renew outstanding options and to authorize the grant of new options, respectively, in substitution of options previously granted. Written consent of the option holder is required to any action that impairs any rights under any option previously granted.

Annual Increase in Shares

As of January 1 of each year, beginning with the year 2005, the aggregate number of options and restricted shares that may be awarded under the Plan will automatically increase by 300,000 shares.

Eligibility

The Plan provides that Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of OXIS or any parent, subsidiary or affiliate of OXIS. ISOs may be granted only to employees (including officers and directors who are also employees) of OXIS or any parent, subsidiary or affiliate of OXIS. See “Certain United States Federal Income Tax Information” below for information concerning the tax treatment of ISOs and NQSOs.

As of December 31, 2005, there were seven directors and former directors of OXIS (six of whom are or were Non-Employee Directors) and one OXIS officer (who is not a director) eligible to participate in the Plan. There are approximately 2 employees of OXIS and its subsidiaries who are not serving as officers who are also eligible to participate in the Plan. It is not possible to estimate the number of consultants, independent contractors and advisors who are or may become eligible to participate in the Plan.

Options

Grant of Options

The date of grant of an Option is the date on which the Plan Committee makes the determination to grant the Option unless a different date is specified by the Plan Committee. Option grants are evidenced by a written stock option grant. OXIS will receive no consideration for the granting of Options. Subject to the express provisions of the Plan, the exercise of an Option will be subject to such terms, conditions and restrictions as the Plan Committee may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture.

Options are exercisable on the terms set forth in the stock option grant; provided that no ISO will be exercisable after the expiration of ten years from the Option grant date, and no ISO granted to an employee who is a ten percent stockholder of OXIS will be exercisable after the expiration of five years from the Option grant date. The Plan Committee may accelerate the earliest exercise date of any Option. Options will expire following the termination of employment or other service with OXIS on the terms set forth in the stock option grant.

Stock option grants will impose a $100,000 limit to the aggregate fair market value (calculated as set forth in “Option Price” below) of stock with respect to which ISOs, whether granted under the Plan or any other ISO plan of OXIS or its parent or subsidiary, are exercisable for the first time by an optionee during any calendar year. The above limitations are driven by provisions of the Code and are subject to change in the event that the relevant sections of the Code or regulations promulgated thereunder are amended.

Option Price

The exercise price of a NQSO will be not less than eighty-five percent (85%) of the fair market value of the shares underlying the Option on the date the Option is granted. A stock option grant for an NQSO may specify an exercise price that varies in accordance with a predetermined formula while the NQSO is outstanding. The exercise price of an ISO will be no less than one hundred percent (100%) of the fair market value of the shares on the date the Option is granted, unless the person to whom the Option is granted is a ten percent (10%) stockholder of OXIS in which case the exercise price will be not less than one hundred ten percent (110%) of the fair market value of the shares on the date the Option is granted. The Plan Committee has the power, within certain limitations, to reduce the exercise price of outstanding Options.

For purposes of the Plan, the fair market value of a share of OXIS’ common stock on a given date will be the closing price in the over the counter market (Bulletin Board) on the date of grant, as publicly reported, or the prior trading day if the market is closed on the date of grant.

The method of payment for shares issued upon exercise of Options granted under the Plan will be determined by the Plan Committee and may consist of cash, cancellation of indebtedness, other shares of OXIS Common Stock and certain other methods permitted by law.

Non-Employee Director Formula Option Grants

Each member of the Board of Directors who is not an employee of OXIS or of any parent, subsidiary or affiliate will receive a one-time grant of an NQSO covering 30,000 shares on the date he or she first joins the Board of Directors. Such grants will become exercisable in two equal annual installments, with the first installment becoming exercisable immediately and the second installment becoming exercisable on the first anniversary of the date of grant. Non-Employee Directors also will receive an annual award of an NQSO covering 5,000 shares upon the conclusion of each OXIS annual stockholders’ meeting held in the year 2004 and thereafter.

Stock Bonuses

The Plan Committee may award shares under the Plan as stock bonuses for no consideration or for such minimum consideration as may be required by applicable law in an amount and form as determined by the Plan Committee. An award of a stock bonus will be subject to such terms, conditions and restrictions as the Plan Committee may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture. The recipient of a stock bonus must also satisfy any applicable federal, state or local tax withholding requirements.

Stock Sales

The Plan Committee may issue shares of OXIS Common Stock under the Plan for such amount (no less than par value) and form of consideration as determined by the Plan Committee. A stock sale under the Plan will be subject to such terms, conditions and restrictions as the Plan Committee may impose in its sole discretion, including restrictions concerning transferability, repurchase or forfeiture. The purchaser must also satisfy any applicable federal, state or local tax withholding requirements.

Adjustment Upon Changes in Capitalization and Corporate Transactions

In the event that the number of outstanding shares of Common Stock of OXIS is increased or decreased by a change in the capital structure of OXIS without consideration, such as stock splits or dividends, or, if a substantial portion of the assets of OXIS are distributed without consideration to the stockholders of OXIS in a spin-off or similar transaction, appropriate adjustments will be made in the number or kind of shares available for Awards under the Plan, the number or kind of shares subject to outstanding Options and the exercise price per share of such Options.

In the event of a merger, consolidation, or similar occurrence where OXIS is not the surviving corporation, or the sale of all or substantially all of the assets of OXIS, outstanding Awards will be subject to the agreement of merger and reorganization. Such an agreement may provide for the continuation, assumption or substitution of outstanding awards, the acceleration of vesting of outstanding awards, or settlement of the full value of outstanding awards followed by cancellation of such awards.

Plan Amendment and Termination

Except as described below, the Board of Directors may amend the Plan at any time or may terminate the Plan without stockholder approval. The Plan will remain in effect until terminated by the Board of Directors, provided, however that no ISOs may be awarded under the Plan on or after the 10th anniversary of the later of the date the Board of Directors adopted the Plan or the date when the Board of Directors adopted the most recent increase in the number of shares available for issuance under the Plan that was approved by the stockholders of OXIS.

Stockholder approval is required for amendments to the Plan to the extent required by applicable laws, regulations or rules. Amendments that require stockholder approval include any amendment that increases the total number of shares for which Awards may be granted, extends the duration of the Plan, extends the period during and over which Options may be exercised under the Plan, or changes the class of persons eligible to receive awards granted under the Plan (except as may be required to comport with changes in the Code, ERISA or regulations promulgated thereunder).

Certain United States Federal Income Tax Information Regarding Options

Options granted under the Plan may be either ISOs, as defined in Section 422 of the Code, or NQSOs.

Incentive Stock Options

If an Option granted under the Plan is an ISO, the optionee will recognize no income as a result of the ISO grant and will incur no income tax liability at the time of exercise unless the optionee is subject to the alternative minimum tax. OXIS will not be allowed a deduction for federal income tax purposes as a result of the exercise of the ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of option exercise or the sale price of the stock. OXIS will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonqualified Stock Options

All Options that do not qualify as ISOs under the Code are NQSOs. Generally, an optionee will not recognize any taxable income at the time the optionee is granted a NQSO. However, upon exercise of the Option, the optionee will recognize ordinary income for income tax purposes equal to the excess of the then fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of OXIS will be subject to tax withholdings by OXIS by payment in cash or out of the current earnings paid to the optionee. OXIS will be allowed a deduction for federal tax purposes in an amount equal to the income recognized by the optionee so long as OXIS has met all applicable withholding requirements and so long as the exercise of the option by optionee does not cause OXIS to violate the limits on executive compensation set forth in Section 162(m) of the Code. If the optionee holds such shares for more than one year following exercise of the option, any gain realized upon disposition will be treated as long-term capital gain. If the shares are sold within one year after the exercise date, any gain realized upon disposition will be treated as short-term capital gain. The gain realized upon disposition will be the excess, if any, of the sales price over the tax basis of the shares.

Tax Summary Only

The foregoing summary of the effect of federal income taxation upon the optionee and OXIS with respect to the purchase of OXIS’ shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country.

Options Received by Certain Persons

Options granted under the Plan to certain individuals and groups of individuals since the inception of the Plan are set forth below:

New Plan Benefits under 2003 Stock Incentive Plan

Name and Position	Number of Common Shares Underlying Grant
Executive officers included in Summary Compensation Table:
Steven T. Guillen	500,000
Marvin S. Hausman, M.D.	174,695
Nominees for election as directors, excluding Steven Guillen and Marvin Hausman:
S. Colin Neill	235,000
Gary M. Post	30,000
John E. Repine	60,000
All current executive officers, as a group	650,000
All current directors who are not executive officers, as a group	683,730
All employees, excluding executive officers, as a group	800,000

Stockholder Rights

The recipient of an Award will have no rights as a stockholder of OXIS with respect to any shares underlying such Award until the date such recipient is issued a stock certificate for such shares of OXIS.

Vote Required

The approval of the amendment of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series C Preferred Stock present in person or represented by Proxy. Consequently, abstentions will have the effect of a vote against the proposed amendment.

THE BOARD, OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS AMENDMENT TO THE COMPANY’S 2003 STOCK INCENTIVE PLAN AS HEREIN DISCUSSED IN PROPOSAL NO. 3. UNLESS OTHERWISE DIRECTED BY A STOCKHOLDER, PROXIES WILL BE VOTED “FOR” ADOPTION OF THIS AMENDMENT OF THE 2003 STOCK INCENTIVE PLAN.

EXECUTIVE OFFICERS

The names of the Company’s executive officers, their ages and positions as of June 2, 2006 are set forth in the following table and paragraphs:

Name	Age	Position
Steven T. Guillen	55	President and Chief Executive Officer
Michael D. Centron	51	Vice President and Chief Financial Officer

Steven T. Guillen

See “Proposal No. 1, Nominees to the Board” for the biography of Mr. Guillen.

Michael D. Centron

Michael Centron has served as Vice President and Chief Financial Officer since January 2006. Prior to joining OXIS, Mr. Centron served in various positions at Large Scale Biology Corporation from 1988 to 2005 including Vice President of Finance and Administration, Treasurer and Controller. On January 9, 2006, Large Scale Biology Corporation filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of California.  Mr. Centron is a certified public accountant and received his B.S. in economics from the Wharton School of the University of Pennsylvania and his M.B.A. from the Haas School of the University of California, Berkeley.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Our compensation and benefits program is designed to attract, retain and motivate employees to operate and manage our company for the best interests of its constituents. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary and a stock option program.

Summary Compensation Table

The following table summarizes the compensation earned by our Chief Executive Officer and our Chief Financial Officer, all acting in such capacities as of December 31, 2005, (collectively referred to as the “Named Executive Officers”). No other individuals served in any capacity as executive officers for us with salary and bonus in excess of $100,000 during 2005. The aggregate amount of perquisites and other personal benefits, securities or properties received by each Named Executive Officer was less than either $50,000 or 10% of the total annual salary and bonus reported for each respective Named Executive Officer in each year reported below.

				Long-Term
		Annual Compensation		Compensation Awards
Name and Principal Position	Year	Salary	Other	Securities Underlying Options	All Other Compensation
Steven T. Guillen (1)	2005	$209,000	$5,000(2)	1,100,000	$2,000 (3)
President, Chief Executive	2004	—	—	—	—
Officer and Director	2003	—	—	—	—
Dr. Marvin S. Hausman (4)	2005	—(5)	15,000(6)	613,000 (7)	—
Chairman of the Board,	2004	—(5)	—	50,000 (7)	—
Acting Chief Financial Officer,	2003	—	—	16,695 (7)	—
former Acting Chief Executive Officer

(1)	Mr. Guillen was appointed President, Chief Executive Officer and Director on February 28, 2005.
(2)	Includes $5,000 for car allowance.
(3)	Includes $2,000 for matching contribution under our 401(k) plan.
(4)
Dr. Hausman served as Acting Chief Executive Officer from December 8, 2004 to February 28, 2005 and as Acting Chief Financial Officer from December 8, 2004 until January 6, 2006. Dr. Hausman remains Chairman of the Board of Directors.

(5)
Dr. Hausman did not receive a cash salary for his services as Chairman and Acting President, Chief Executive Officer and Chief Financial Officer in either 2004 or 2005. See Director Compensation below for Dr. Hausman’s compensation as a director.

(6)	Dr. Hausman earned $15,000 pursuant to a consulting agreement with NW Medical Research Partners, Inc. Dr. Hausman is the sole member and manager of NW Medical Research Partners.
(7)	Includes stock option grants as a director and consultant.

Stock Option Grants in 2005

The following table summarizes information regarding stock options granted to Named Executive Officers during 2005.

Name	Number of Common Shares Underlying Options Granted		Percent of Total Options Granted to Employees in 2005 (1)		Exercise Price (2)		Expiration Date
Steven T. Guillen	600,000 (3 500,000 (4	) )	23.0 19.2	% %	$ $	0.40 0.29	February 28, 2015 December 27, 2015
Marvin S. Hausman, M.D.	5,000 (5 108,000 (6 500,000 (7	) ) )	0.2 4.1 19.2	% % %	$ $ $	0.34 0.37 0.29	June 21, 2015 October 4, 2015 December 27, 2015
__________________
(1)	Based upon a total of 2,608,000 stock options granted to all employees in 2005.
(2)	Exercise prices of granted stock options are equal to the closing price of our common stock on the date prior to the date of grant.
(3)	Common shares numbering 150,000 are exercisable on February 28, 2005 and 150,000 common shares are exercisable annually thereafter.
(4)	Common shares numbering 200,000 are exercisable on December 28, 2005 and 75,000 common shares are exercisable annually thereafter.
(5)	Common shares are exercisable on June 22, 2006.
(6)	Common shares numbering 9,000 are exercisable on October 5, 2005 and 9,000 common shares are exercisable monthly thereafter.
(7)	Common shares numbering 300,000 are exercisable on February 27, 2007, and 100,000 common shares are exercisable on each of December 28, 2007 and December 28, 2008.

Aggregated Options Exercised during 2005 and Year-End Option Values

The following table summarizes information regarding stock options exercised by the Named Executive Officers in 2005 and the value of unexercised “in-the-money” options they held at December 31, 2005.

	Shares of Common Stock Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (3)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven T. Guillen	—	—	350,000	750,000 (1)	—	—
Marvin S. Hausman, M.D.	—	—	111,195	598,500 (2)	$1,200	—

(1)
Options for 150,000 shares of common stock became exercisable on February 28, 2006 and annually for two years thereafter. Options for 75,000 shares of common stock become exercisable on December 28, 2006 and annually for three years thereafter.

(2)
Options for 12,500 shares of common stock become exercisable on October 12, 2006. Options for 5,000 shares of common stock become exercisable on June 22, 2006. Options for 9,000 shares of common stock became exercisable on January 5, 2006 and monthly for 8 months thereafter. Options for 300,000 shares of common stock become exercisable on February 27, 2007. Options for 100,000 shares of common stock become exercisable on December 28, 2007 and December 28, 2008.

(3)
In-the-money options represents unexercised options having a per share exercise price below $0.26, the closing price of our common stock at December 31, 2005. The value of unexercised in-the-money options equals the number of in-the-money options multiplied by the excess of $0.26 over the per-share exercise prices of the options. The value of unexercised in-the-money options at December 31, 2005, may never be realized by the option holders.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

Marvin S. Hausman, M.D. did not enter into an Employment Agreement with OXIS concerning his services as Acting Chief Executive Officer and Acting Chief Financial Officer.

On February 28, 2005, we entered into a Letter Agreement, effective as of February 28, 2005, with Steven T. Guillen. The terms of the Letter Agreement include, but are not limited to, the following: (1) Mr. Guillen will serve as our President and Chief Executive Officer; (2) Mr. Guillen’s initial annual base salary will be $250,000, subject to annual salary and performance reviews and potential salary increases at the sole discretion of the Board; (3) Mr. Guillen will be eligible for a performance-based bonus determined at the discretion of the Board, the range of which is expected to be between 25% and 50% of Mr. Guillen’s annual base salary, depending upon the attainment of certain goals to be mutually agreed upon between Mr. Guillen and the Board; (4) Mr. Guillen has received irrevocable stock option grants in the aggregate amount of 600,000 shares of our common stock under the OXIS 2003 Stock Incentive Plan, or the Plan, and pursuant to a standalone grant outside of the Plan; (5) The options have an exercise price per share equal to $0.40; (6) Mr. Guillen will be entitled to full vesting of the then-unvested shares subject to the irrevocable stock option grants upon a Change of Control (as defined in the Letter Agreement) to include, (i) a merger, consolidation, or reorganization approved by our stockholders, unless securities representing more than (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction, or (ii) any stockholder-approved transfer or any other disposition of all of our assets, or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than OXIS or a person that directly or indirectly controls, is controlled by, or is under common control of, OXIS), of beneficial ownership (within the meaning of Rule 13d of the 1934 Act) of securities possessing more than (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders, or (iv) a change in the composition of the Board such that (a) five or more Board members resign or are otherwise removed as Board members within any period of six consecutive months or less; (b) five or more Board members opt not to stand for re-election to the Board within any period of six consecutive months or less; or (c) any combination of the foregoing subsections occur such that five or more Board member positions are affected by a combination of resignations or removals, or the decision not to stand for re-election, within any period of six consecutive months or less, or upon Mr. Guillen’s termination of his employment with our company for “good reason” (as defined in the Letter Agreement); (7) Mr. Guillen purchased 600,000 fully-vested shares of our common stock, at the then-current market price of $0.40 per share from the pool of shares reserved in the Plan; (8) Mr. Guillen has become a member of the Board; and (9) as further described and qualified in the Letter Agreement, Mr. Guillen will be entitled to receive certain severance benefits, including payments equal to one month of his base salary for a period of 12 months, in the event that: (i) OXIS terminates his employment without “cause” (as defined in the Letter Agreement), (ii) within twelve months after a Change of Control, Mr. Guillen terminates his employment with “good reason” (as defined in the Letter Agreement) or (iii) Mr. Guillen’s employment terminates as a result of his death or disability.

On January 6, 2006, we and Michael D. Centron signed a Letter Agreement outlining the basic terms of his employment with OXIS as Vice President and Chief Financial Officer. Under the terms of the Letter Agreement, Mr. Centron will receive a base salary of $150,000 per year with eligibility for a twenty percent performance based annual bonus. In addition, Mr. Centron was granted a ten year incentive stock option to purchase 150,000 shares of common stock of OXIS at an exercise price of $0.30 per share. The stock option grant will vest as follows: 25% vest immediately, 25% vest on January 6, 2007, 25% vest on January 6, 2008 and 25% vest on January 6, 2009. Mr. Centron will be entitled to receive certain severance payments and benefits in the event that OXIS terminates his employment without “cause”, as defined in the Letter Agreement, if Mr. Centron terminates his employment with “good reason”, as defined in the Letter Agreement, within twelve months after a change of control (as defined in OXIS’ 2003 Incentive Stock Plan), or in the event that Mr. Centron’s employment terminates as a result of his death or disability (any of the foregoing being a “Severance Termination”). In the event of a Severance Termination, Mr. Centron will receive a payment equal to three months of his then effective base salary. In addition, the exercise period for any options vested as the termination date will be extended until the later of January 6, 2011 or the third anniversary of the termination date, provided however that no exercise of options will be allowed after the expiration of their term.

Equity Compensation Plans Information

The Company’s equity compensation plans are fully described in our Annual Report on Form 10-KSB for the year ended December 31, 2005. The Company maintains the 2003 Stock Incentive Plan (the "Plan"), which has been approved by the Company's stockholders. The Company’s 1994 Stock Incentive Plan (the “1994 Plan”) permitted the Company to grant stock options to acquire shares of the Company’s common stock, award stock bonuses of the Company’s common stock, and grant stock appreciation rights. The 1994 Plan expired on April 30, 2003 and no further issuances will occur. Information related to our equity compensation plans as of December 31, 2005, is set forth below.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders (1)	4,874,352	$0.70	493,270
Equity compensation plans not approved by security holders (2)	1,503,438	$0.26	--
Total	6,377,790		493,270

(1)
As of December 31, 2005, we have granted options to purchase 2,136,730 shares of common stock under our 2003 Stock Incentive Plan and 2,737,622 shares of common stock under the 1994 Stock Incentive Plan. Our 1994 Stock Incentive Plan terminated on April 30, 2004 and no additional grants may be made under that plan. As approved by stockholders, we may grant additional options to purchase up to 493,270 shares of common stock under our 2003 Stock Incentive Plan. The number of shares reserved for issuance pursuant to options under the 2003 Stock Incentive Plan was increased by 300,000 shares on January 1, 2006 pursuant to an evergreen provision in the stock option plan. Those additional share reserves are not included in the above numbers.

(2)
We have granted an aggregate of 1,503,438 options to officers, directors, consultants and advisors outside of our 1994 Stock Incentive Plan and our 2003 Stock Incentive Plan on a case by case basis at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known by us with respect to the beneficial ownership of our common stock as of June 2, 2006 by (i) each person who is known by us to own beneficially more than 5% of common stock, (ii) each of the our Chief Executive Officer and our Chief Financial Officer, all acting in such capacities as of December 31, 2005, (iii) each of our directors and (iv) all of our current officers and directors as a group. Except as otherwise listed below, the address of each person is c/o OXIS International, Inc., 323 Vintage Park Drive, Suite B, Foster City, California 94404.

The percentage of shares beneficially owned is based on 42,588,397 shares of common stock outstanding as of June 2, 2006. Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of June 2, 2006 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and, as Appropriate, Address of Beneficial Holder	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Axonyx, Inc. 500 7th Avenue, 10th Floor New York, NY 10018 (1)	15,139,212	35.5%
Bristol Investment Fund, Ltd. Bristol Capital Advisors, LLC 10990 Wilshire Blvd., Suite 1410 Los Angeles, CA 90024 (2)	7,735,850	16.7%
Silverback Asset Management, LLC 1414 Raleigh Road, Suite 250 Chapel Hill, NC 27517 (3)	3,301,888	7.4%
Silverback Master Ltd. c/o Silverback Asset Management, LLC 1414 Raleigh Road, Suite 250 Chapel Hill, NC 27517 (4)	2,830,190	6.4%
Marvin S. Hausman, M.D. (5)	15,318,407	35.8%
S. Colin Neill (6)	14,092,567	33.0%
Steven T. Guillen (7)	1,100,000	2.6%
Timothy C. Rodell, M.D. (8)	383,737	*
John E. Repine, M.D. (9)	29,400	*
Gary M. Post	42,000	*
Executive officers and directors as a group - 7 persons (11)	16,983,544	38.7%

*	Less than one percent.

(1)
Based on a Schedule 13D/A filed with the SEC on March 5, 2004, filed on behalf of Axonyx and Dr. Hausman. Pursuant to the Schedule 13D/A Axonyx has sole voting power as to 13,982,567 and (with a correction to the number of shares reported in such Schedule 13D/A as being held by Dr. Hausman) shared voting power as to 15,139,212 shares. In addition, Axonyx has sole dispositive power as to 13,982,567 shares and (with a correction to the number of shares reported in such Schedule 13D/A as being held by Dr. Hausman) shared dispositive power as to 15,139,212 shares. Axonyx in the Schedule 13D/A disclaims beneficial ownership of Dr. Hausman’s shares.

(2)
Bristol Investment Fund, Ltd.’s holdings include 3,867,925 shares of common stock, warrants to purchase 1,933,963 shares of common stock at a price of $0.66 per share and warrants to purchase 1,933,962 shares of common stock at a purchase price of $1.00 per share. Paul Kessler, manager of Bristol Capital Advisors, LLC, the investment advisor to Bristol Investment Fund, Ltd., has voting and investment control over the securities held by Bristol Investment Fund, Ltd. Mr. Kessler disclaims beneficial ownership of these securities.

(3)
Silverback Asset Management, LLC. Based on a Schedule 13G filed with the SEC on February 14, 2006 on behalf of Silverback Asset Management, LLC, Silverback Master Ltd. and Elliott Bossen. OXIS believes that the holdings of Silverback Asset Management, LLC include 1,415,095 shares of common stock, warrants to purchase 707,548 shares of common stock at a price of $0.66 per share and warrants to purchase 707,547 shares of common stock at a purchase price of $1.00 per share held by Silverback Master Ltd. and include warrants to purchase 235,849 shares of common stock at a price of $0.66 per share and warrants to purchase 235,849 shares of common stock at a purchase price of $1.00 per share held by Silverback Life Sciences Master Fund Ltd. OXIS believes that Silverback Asset Management, LLC has shared voting power as to 1,415,095 shares of common stock and 1,415,095 shares subject to warrants held by Silverback Master Ltd. and warrants to purchase 235,849 shares of common stock at a price of $0.66 per share and warrants to purchase 235,849 shares of common stock at a purchase price of $1.00 per share held by Silverback Life Sciences Master Fund Ltd. Silverback Asset Management, LLC (“SAM”) serves as investment manager to Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. In that capacity, SAM may be deemed to be the beneficial owner of securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. SAM disclaims beneficial ownership of the securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. Elliot Bossen is the sole Managing Member of SAM and is primarily responsible for the investment decisions of SAM. Elliot Bossen disclaims beneficial ownership of the securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd.

(4)
Silverback Master Ltd. Based on a Schedule 13G filed with the SEC on February 14, 2006 on behalf of Silverback Asset Management, LLC, Silverback Master Ltd. and Elliott Bossen. Pursuant to the Schedule 13G, Silverback Master Ltd.’s holdings include 1,415,095 shares of common stock, warrants to purchase 707,548 shares of common stock at a price of $0.66 per share and warrants to purchase 707,547 shares of common stock at a purchase price of $1.00 per share. Silverback Asset Management, LLC (“SAM”) serves as investment manager to Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. In that capacity, SAM may be deemed to be the beneficial owner of securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. SAM disclaims beneficial ownership of the securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. Elliot Bossen is the sole Managing Member of SAM and is primarily responsible for the investment decisions of SAM. Elliot Bossen disclaims beneficial ownership of the securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd.

(5)
The holdings of Marvin S. Hausman, M.D. include 1,156,645 shares of common stock and 179,195 shares issuable upon exercise of options that are exercisable currently or within 60 days of June 2, 2006 and 13,982,567 shares held by Axonyx Inc. Dr. Hausman has sole dispositive power as to 1,156,645 shares and shared dispositive power as to 15,139,212 shares, including 13,982,567 shares held by Axonyx Inc. Dr. Hausman is a director of Axonyx Inc. Dr. Hausman in the Schedule 13D/A disclaims beneficial ownership of Axonyx’s shares.

(6)
The holdings of S. Colin Neill include 110,000 shares issuable upon exercise of options that are exercisable currently or within 60 days of June 2, 2006, and 13,982,567 shares held by Axonyx because of Mr. Neill’s continuing relationship with Axonyx. Mr. Neill is an executive officer of Axonyx. Mr. Neill disclaims beneficial ownership of the shares owned by Axonyx, except for his proportional interest therein, if any.

(7)	The holdings of Steven T. Guillen include 600,000 shares of common stock and 500,000 shares issuable upon exercise of options that are exercisable currently or within 60 days of June 2, 2006.
(8)	The holdings of director Timothy C. Rodell include 1,000 shares of common stock and 382,737 shares issuable upon exercise of options that are exercisable currently or within 60 days of June 2, 2006.
(9)	The holdings of director John E. Repine include 29,400 shares issuable upon exercise of options that are exercisable currently or within 60 days of June 2, 2006.
(10)
The holdings of director Gary M. Post include 15,000 shares issuable upon exercise of options and 27,000 shares issuable upon exercise of a warrant that are exercisable currently or within 60 days of June 2, 2006.

(11)
The holdings of the executive officers and directors as a group include an aggregate 15,740,212 shares of common stock and 1,216,332 shares issuable upon exercise of options and 27,000 shares issuable upon exercise of a warrant that are exercisable currently or within 60 days of June 2, 2006.

Series C Preferred Stock

The following table sets forth certain information, as of June 2, 2006, with respect to persons known by us to be the beneficial owner of more than five percent (5%) of the OXIS Series C Preferred Stock.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class (1)
American Health Care Fund, L.P.
2748 Adeline, Suite A
Berkeley, CA 94703 (1)	77,000	80%
Megapolis BV
Javastraaat 10
2585 The Hague, Netherlands (1)	19,230	20%

(1)
As required by regulations of the SEC, the number of shares in the table includes shares which can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days. Also required by such regulations, each percentage reported in the table for these individuals is calculated as though shares which can be purchased within 60 days have been purchased by the respective person or group and are outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Engagement Letter with Ambient Advisors, Affiliate of a Member of the Board of Directors

On May 12, 2006, OXIS entered into an Engagement Letter with Ambient Advisors LLC. Gary M. Post, a member of the Board of Directors, is the manager of Ambient Advisors LLC. Pursuant to the Engagement Letter, Ambient Advisors will provide certain services pertaining to strategic planning, investor communications and financing strategies or other projects at the request of the Chief Executive Officer of OXIS for a one year period, thereafter on a month to month basis. Ambient Advisors will receive monthly compensation in the amount of $5,000. As part of the compensation under the Engagement Letter, OXIS granted Ambient Advisors a ten year common stock purchase warrant to purchase 108,000 shares of OXIS common stock at an exercise price of $0.39 per share, with 9,000 warrant shares becoming exercisable each month over the term of the agreement.

Consulting Agreement with Chairman of the Board of Directors

On November 17, 2005, we entered into a Consulting Agreement with NW Medical Research Partners, Inc. Marvin Hausman, M.D., Chairman of the Board of Directors of OXIS, is the sole member and manager of NW Medical Research Partners. Dr. Hausman has previously been the interim Chief Executive Officer and interim Chief Financial Officer of OXIS. Dr. Hausman is a member of the Board of Directors and a former President and Chief Executive Officer of Axonyx Inc. Axonyx currently holds approximately 33% of the issued and outstanding shares of OXIS. Pursuant to the Consulting Agreement Marvin Hausman will provide certain consulting services pertaining to licensing of intellectual property, development of potential products and financing activities or other projects at the request of the Chief Executive Officer of OXIS for a one year period, renewable for a second year. Dr. Hausman will receive monthly compensation in the amount of $5,000. For any hours Dr. Hausman works in addition to 20 hours per month up to a limit of 50 hours per month, he will be paid hourly compensation in the amount of $500 per hour. Dr. Hausman is also compensated with the grant of a stock option to purchase 108,000 shares of OXIS common stock at an exercise price of $0.37 per share, with 9,000 options vesting each month over the term of the agreement. Dr. Hausman will be reimbursed for his healthcare insurance.

Consulting Agreement with Acting Chief Operating Officer

Manus O’Donnell, our former Acting Chief Operating Officer received monthly cash compensation from OXIS under a consulting agreement dated May 28, 2004 with the following principal terms: (i) an engagement of Mr. O’Donnell extending 2-3 months subject to change as developments occur, (ii) payments to Mr. O’Donnell of $25,000 per month, and (iii) termination of the Agreement by either party on one week’s notice. Subsequently, on October 14, 2004, a follow on consulting agreement was entered into with Mr. O’Donnell under which his consulting services were extended until February 28, 2005 when Steve Guillen was hired as Chief Executive Officer, and, in addition to the continued payments of $25,000 per month, Mr. O’Donnell was granted a stock option to purchase 100,000 shares of common stock at $0.59 per share. Currently, following the hiring of a full-time Chief Executive Officer, Mr. O’Donnell remains available to provide services to OXIS when needed.

Letter Agreement with President and Chief Executive Officer

On February 28, 2005, we entered into the Letter Agreement with Steven T. Guillen as described under “Employment Agreements.”

On March 10, 2006, OXIS entered into a Promissory Note, or Note, with Steven T. Guillen, the President and Chief Executive Officer of OXIS. Pursuant to the terms of the Note, Mr. Guillen is lending OXIS $200,000 with interest to accrue at annual rate of 7.0%. No payments of interest or principal are required prior to the maturity date. The maturity date of the Note is the earlier of September 10, 2006 or, at the option of Mr. Guillen, the date OXIS receives net proceeds in the amount of $500,000 or more from a debt or equity financing. In addition, if, at any time on or before the maturity date, OXIS enters into an agreement to incur debt, Mr. Guillen has the right to rollover this Note into such debt arrangement, on the same terms and conditions offered to such future lenders. The obligation to pay all unpaid principal and accrued interest will be accelerated upon an event of default, including the bankruptcy of OXIS or related events. The purpose of this loan is to provide the corporation with short term financing as it seeks longer term financing.

Axonyx Loan

On June 1, 2004, we secured a $1,200,000 loan from Axonyx, or Axonyx Loan. To evidence the Axonyx Loan, we issued to Axonyx a one-year secured promissory note bearing interest at an annual rate of 7%. Under the terms of the Axonyx Loan, OXIS promised to pay Axonyx $1.2 million plus accrued interest upon the receipt by OXIS of at least $2,000,000 in net proceeds from a debt or equity offering. The closing of a transaction where OXIS sold securities in a private placement, or the Private Placement Transaction, triggered repayment of its indebtedness under the Axonyx Loan. On January 6, 2005 after the closing of the Private Placement Transaction, OXIS repaid its indebtedness under the Axonyx Loan in full by paying to Axonyx $1,222,380.82.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that during 2004, all members of the Board of Directors, our executive officers and person(s) who hold more than 10% of our outstanding common stock timely filed all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to transactions in equity securities of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

Williams & Webster, P.S. has served as the Company’s independent accountants since 2002. On March 29, 2006, the Audit Committee approved the continued appointment of Williams & Webster, P.S., independent auditors, to audit the accounts of the Company for the 2006 fiscal year.

The Audit Committee intends to meet with Williams & Webster, P.S. in 2006 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Williams & Webster, P.S., as well as the fees charged for such services.

A representative of Williams & Webster, P.S. is not expected to be present at the Annual Meeting, but is expected to be available by telephone.

Principal Auditor Fees and Services

Audit Fees

We incurred aggregate fees and expenses of $51,000 and $59,000, respectively, from our independent registered public accounting firm, Williams & Webster, P.S. for the fiscal years 2005 and 2004 annual audit and for review of OXIS consolidated financial statements included in its Forms 10-QSB for the 2005 and 2004 fiscal years. In addition, we incurred fees of $62,000 from Williams & Webster, P.S. for the audit and review of our subsidiary, BioCheck, for the years ended December 31, 2003, 2004 and 2005.

Audit Related Fees

We incurred aggregate fees and expenses of approximately $16,000 from Williams & Webster, P.S. during 2005 related to the filing of SEC Form SB-2 and other SEC matters.

Tax Fees

We incurred aggregate fees and expenses of $6,500 from Williams & Webster, P.S. during each of the fiscal years 2005 and 2004 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

None.

OTHER MATTERS

Our Board of Directors knows of no other business, which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendations of management.

PROXY SOLICITATION

The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Deadline for receipt of stockholder proposals for the 2007 Annual Meeting of Stockholders

Proposals of our stockholders that are intended to be included in our proxy statement and presented by such stockholders at our 2007 Annual Meeting of Stockholders must be received no later than April 3, 2007. Stockholders wishing to nominate directors or propose other business at the 2007 Annual Meeting of Stockholders, but not intending to include such nomination or proposal in the Company’s proxy statement for such meeting, must give advance written notice to the Company pursuant to our bylaws. Our bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not less than 120 days prior to the date of the 2007 Annual Meeting of Stockholders and must contain the information specified by our bylaws. If this notice is not timely, then the nomination or proposal will not be brought before the 2007 Annual Meeting of Stockholders.

ANNUAL REPORT

A copy of our Annual Report on Form 10-KSB, including its financial statements for the year ended December 31, 2005, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors /s/ S. Colin Neill
S. Colin Neill Secretary
June 15, 2006

OXIS INTERNATIONAL, INC.

Annual Meeting of Stockholders—August 1, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael D. Centron and Steven T. Guillen, and each of them, as proxies of the undersigned, with full power to appoint substitutes, and hereby authorizes them to represent and to vote all shares of stock of OXIS International, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Annual Meeting of Stockholders of OXIS International, Inc. (the "Meeting") to be held on August 1, 2006, at 9:30 a.m. local time, at the Company’s executive offices, 323 Vintage Park Drive, Suite B, Foster City, California 94404, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

1. ELECTION OF DIRECTORS:

Nominees:        (01) Marvin S. Hausman, M.D.
      (02) Steven T. Guillen
      (03) S. Colin Neill
      (04) John E. Repine, M.D.
      (05) Gary M. Post

☐ FOR ALL NOMINEES
☐ WITHHELD ALL NOMINEES
☐ For all nominees except as noted below:
____________________________________________________________

2.	Authorization of an amendment of the Company’ Certificate of Incorporation to increase the number of authorized shares of common stock from 95,000,000 t0 150,000,000:

FOR ☐  AGAINST ☐  ABSTAIN ☐

3.	Authorization of an amendment of the Company’s 2003 Stock Incentive Plan to increase the number of shares reserved for issuance under the Plan from 3,600,000 shares to 5,600,000 shares.

FOR ☐  AGAINST ☐  ABSTAIN ☐

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

Mark here for address change and note at left    ☐

Mark here if you plan to attend the meeting             ☐
______________________________________________________________________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE ENCLOSED.
______________________________________________________________________________

If stock is held jointly, signature should include both names. If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title. If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer. If stock is held by a partnership, please sign in partnership name by authorized person.

Signature: ______________________   ___________, 2006

Signature: ______________________   ___________, 2006

Appendix A

OXIS INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of OXIS International, Inc. (the “Company”) to assist the Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company, the Company’s compliance with legal and regulatory requirements, and any other duty the Board directs.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Upon adopting written procedures in accordance with applicable SEC rules, the Audit Committee shall constitute the Company’s qualified legal compliance committee (the “QLCC”), as defined in Rule 205.2(k) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee Membership

The Audit Committee shall consist of at least three members. The Audit Committee members shall meet the applicable independence and experience requirements of Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. The Company intends, by this Charter, that at least one Committee member be an “audit committee financial expert” as that term is defined in the SEC’s applicable rules. During periods of time when and if the Committee membership does not comply with this requirement, the Company will disclose that fact and explain why no such expert serves on the Committee.

The Board will appoint the members of the Audit Committee. Audit Committee members may be replaced by the Board.

Audit Committee Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor. The Audit Committee may request any Company officer or employee, or the Company’s outside legal counsel or independent auditor to attend an Audit Committee meeting, or to meet with any members of, or consultants to, the Audit Committee.

Audit Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(I)(B) of the Exchange Act that are approved by the Audit Committee before the audit is complete. The Audit Committee may form and delegate authority to subcommittees consisting of one or more Audit Committee members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of any subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, to compensate the independent auditor for rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor (as a committee, and not just the Chair) the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.
Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to filing its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with preparing the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of using those alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.
Discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

12.
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Review the appointment and replacement of the senior internal auditing executive.

16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

Compliance Oversight Responsibilities

17.	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been triggered.

18.
Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

20.	Discuss with the Company’s legal counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, or are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Authority and Responsibilities of the Audit Committee Acting as the QLCC

The Audit Committee, acting in its capacity as QLCC, shall:

1.	Adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Rule 205.2(k)(2) of the Exchange Act;

2.
Inform the Company’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a material violation except in cases of futility as described in Rule 205.3(b)(4) of the Exchange Act;

3.	Determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents.

4.	If it determines an investigation is necessary or appropriate, then it shall:

(i)	Initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and

(ii)	Retain any additional expert personnel the committee deems necessary; and

(iii)  At the conclusion of any such investigation, shall:

(A)	Recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and

(B)
Inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the board of directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

5.
Have the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Audit Committee, acting in its capacity as the QLCC, has recommended the Company take.

The original Charter dated June 2000. As revised April 16, 2003.

Appendix B

2003 Stock Incentive Plan
(As amended and restated through May 12, 2006)

SECTION 1.    INTRODUCTION.

The Board adopted the Plan on April 16, 2003 (to be effective July 1, 2003) for the purpose of promoting the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors, Consultants, Independent Contractors and Advisors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors, Consultants, Independent Contractors and Advisors with exceptional qualifications and (c) linking Employees, Outside Directors, Consultants, Independent Contractors and Advisors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute incentive stock options or nonstatutory stock options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

SECTION 2.    ADMINISTRATION.

2.1  Committee Composition.    The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

2.2  Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors, Consultants, Independent Contractors and Advisors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3  Committee for Non-Officer Grants.  The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees, Consultants, Independent Contractors and Advisors who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees, Consultants, Independent Contractors and Advisors and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

SECTION 3.    SHARES AVAILABLE FOR GRANTS.

3.1  Basic Limitation.    Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options and Restricted Shares awarded under the Plan shall not exceed (a) five million1  Common Shares plus (b) the additional Common Shares described in Sections 3.2 and 3.3. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Section 9.

3.2  Annual Increase in Shares.    As of January 1 of each year, commencing with the year 2005, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall automatically increase by 300,000 Common Shares.

3.3  Additional Shares.    If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options or Restricted Shares under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for the grant of NSOs and Restricted Shares under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

SECTION 4.    ELIGIBILITY.

4.1  Nonstatutory Stock Options and Restricted Shares.    Only Employees, Outside Directors, Consultants, Independent Contractors and Advisors shall be eligible for the grant of NSOs and Restricted Shares.

4.2  Incentive Stock Options.    Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

SECTION 5.    OPTIONS.

5.1  Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

1 On May 12, 2006, the Company’s board of directors approved an amendment to the 2003 Stock Incentive Stock Plan increasing the reserved shares by two million shares, subject to approval of the Company’s stockholders at the Annual Meeting to be held on August 1, 2006.

5.2  Number of Shares.    Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Section 9.

5.3  Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

5.4  Exercisability and Term.    Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5  Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 9.3.

5.6  Modification or Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7  Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 6.    PAYMENT FOR OPTION SHARES.

6.1  General Rule.    The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a)  In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6.

(b)  In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Section 6.

6.2  Surrender of Stock.    To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3  Exercise/Sale.    To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4  Exercise/Pledge.    To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5  Promissory Note.    To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6  Other Forms of Payment.    To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

SECTION 7.    AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

7.1  Initial Grants.    Each new Outside Director shall receive a one-time grant of an NSO covering 30,000 Common Shares. Such NSO shall be granted on the date when such Outside Director first joins the Board and shall become exercisable in two equal annual installments, with the first installment becoming exercisable immediately upon grant and the second installment becoming exercisable on the first anniversary of the date of grant. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1.

7.2  Annual Grants.    Upon the conclusion of each regular annual meeting of the Company’s stockholders held in the year 2004 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 5,000 Common Shares, except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

7.3  Accelerated Exercisability.    All NSOs granted to an Outside Director under this Section 7 shall also become exercisable in full in the event that:

(a)  Such Outside Director’s Service terminates because of death, total and permanent disability or retirement; or

(b)  The Company is subject to a Change in Control before such Outside Director’s Service terminates.

Section 9.3 may also require acceleration of exercisability.

7.4  Exercise Price.    The Exercise Price under all NSOs granted to an Outside Director under this Section 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 and 6.3.

7.5  Term.    All NSOs granted to an Outside Director under this Section 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, (b) the date six months after the termination of such Outside Director’s Service for any reason other than death or total and permanent disability or (c) the date twelve months after the termination of such Outside Director’s Service because of death or total and permanent disability.

SECTION 8.    RESTRICTED SHARES.

8.1  Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2  Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

8.3  Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4  Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 9.    PROTECTION AGAINST DILUTION.

9.1  Adjustments.    In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)  The number of Options and Restricted Shares available for future Awards under Section 3;

(b)  The limitations set forth in Section 5.2;

(c)  The number of Common Shares covered by each outstanding Option; or

(d)  The Exercise Price under each outstanding Option.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Section 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2  Dissolution or Liquidation.    To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3  Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

SECTION 10.    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Section 3.

SECTION 11.    LIMITATION ON RIGHTS.

11.1  Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2  Stockholders’ Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3  Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 12.    WITHHOLDING TAXES.

12.1  General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2  Share Withholding.    To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

SECTION 13.    LIMITATION ON PAYMENTS.

13.1  Scope of Limitation.    This Section 13 shall apply to an Award only if:

(a)  The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Section 13 than it was before the application of this Section 13; or

(b)  The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 13 (regardless of the after-tax value of such Award to the Participant).

If this Section 13 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

13.2  Basic Rule.    In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 13, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

13.3  Reduction of Payments.    If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 13, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 13 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

13.4  Overpayments and Underpayments.    As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

13.5  Related Corporations.    For purposes of this Section 13, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 14.    FUTURE OF THE PLAN.

14.1  Term of the Plan.    The Plan, as set forth herein, shall become effective on July 1, 2003. The Plan shall remain in effect until it is terminated under Section 14.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Section 3 that was approved by the Company’s stockholders.

14.2  Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

SECTION 15.    DEFINITIONS.

15.1  “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2  “Award” means any award of an Option or a Restricted Share under the Plan.

15.3  “Board” means the Company’s Board of Directors, as constituted from time to time.

15.4  “Cause” shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

15.5  “Change in Control” means:

(a)  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)  The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d)  Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 40% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 15.5(d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.6  “Code” means the Internal Revenue Code of 1986, as amended.

15.7  “Committee” means a committee of the Board, as described in Section 2.

15.8  “Common Share” means one share of the common stock of the Company.

15.9  “Company” means OXIS International, Inc., a Delaware corporation.

15.10  “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.11  “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

15.12  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.13  “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

15.14  “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

15.15  “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a)  The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

15.16  “ISO” means an incentive stock option described in Section 422(b) of the Code.

15.17  “NSO” means a stock option not described in Sections 422 or 423 of the Code.

15.18  “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.19   “Optionee” means an individual or estate that holds an Option.

15.20  “Outside Director” means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.21  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.22  “Participant” means an individual or estate that holds an Award.

15.23  “Plan” means this OXIS International, Inc. 2003 Stock Incentive Plan, as amended from time to time.

15.24   “Restricted Share” means a Common Share awarded under the Plan.

15.25  “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.26  “Service” means service as an Employee, Outside Director or Consultant.

15.27  “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.28  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 16.    EXECUTION.

To record the adoption of the Plan by the Board effective as of May 12, 2006, the Company has caused its duly authorized officer to execute this document in the name of the Company.

By:    /s/  STEVEN T. GUILLEN

Its:      President and Chief Executive Officer